Exhibit 4(b)

PPL ELECTRIC UTILITIES CORPORATION

OFFICER’S CERTIFICATE

(under Sections 201 and 301 of the Indenture dated as of August 1, 2001)

Establishing the Form and Certain Terms of the

First Mortgage Bonds, 3.950% Series due 2047

The undersigned, Tadd J. Henninger, Assistant Treasurer of PPL Electric Utilities Corporation (the “Company”), pursuant to Supplemental Indenture No. 19, dated as of May 1, 2017 (“Supplemental Indenture No. 19”), and Sections 201 and 301 of the Indenture of the Company dated as of August 1, 2001 (the “Original Indenture”, and as heretofore supplemented, the “Indenture”) to The Bank of New York Mellon, as trustee (the “Trustee”), does hereby establish for the series of Securities established in Supplemental Indenture No. 19 the following terms and characteristics (capitalized terms used herein which are not defined herein shall have the meanings specified in the Indenture, and the lettered clauses set forth herein correspond to such clauses in Section 301 of the Original Indenture):

a)	the title of the Securities of such series shall be “First Mortgage Bonds, 3.950% Series due 2047” (the “Bonds”);

b)	the aggregate principal amount of Bonds which may be authenticated and delivered under the Indenture shall be limited to $475,000,000, except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture;

c)	interest on the Bonds shall be payable to the Person or Persons in whose names the Bonds are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of Bond attached hereto and hereby authorized and approved;

d)	the principal shall be due and payable on June 1, 2047; and the Company shall not have the right to extend the Maturity of the Bonds as contemplated in Section 301(d) of the Original Indenture;

e)	as provided in the form of Bond attached as Exhibit A hereto, the Bonds shall bear interest at a fixed rate of 3.950% per annum; the Interest Payment Dates for the Bonds shall be June 1 and December 1 of each year, commencing December 1, 2017; the Regular Record Date for the interest payable on any Interest Payment Date with respect to the Bonds shall be the close of business on the May 15 or November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date; and the Company shall not have any right to extend any interest payment periods for the Bonds as contemplated in Sections 301(e) and 312 of the Original Indenture;

f)	the Corporate Trust Office of the Trustee in New York, New York shall be the office or agency of the Company at which the principal of and any premium and interest on the Bonds at Maturity shall be payable, at which registration of transfers and exchanges of the Bonds may be effected and at which notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served; and the Trustee will initially be the Security Registrar and the Paying Agent for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent; each installment of interest on a Bond shall be payable as provided in Exhibit A hereto;

g)	the Bonds shall be redeemable, in whole or in part, at the option of the Company as and to the extent provided in Exhibit A hereto;

h)	inapplicable;

i)	the Bonds shall be issued in denominations of $1,000 and any integral multiple of $1,000 in excess thereof;

j)	inapplicable;

k)	inapplicable;

l)	inapplicable;

m)	inapplicable;

n)	inapplicable;

o)	reference is hereby made to the provisions of Supplemental Indenture No. 19 for certain covenants of the Company for the benefit of the Holders of the Bonds, in addition to those set forth in Article Seven of the Indenture;

p)	inapplicable;

q)	the only obligations or instruments that shall be considered Eligible Obligations in respect of the Bonds shall be Government Obligations; and the provisions of Section 801 of the Indenture as supplemented by Section 103 of Supplemental Indenture No. 19 shall apply to the Bonds;

r)

the Bonds shall be initially issued in global form and the depository for the global Bonds shall initially be The Depository Trust Company (“DTC”); provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Exchange Act, to act as depository for the global Bonds (DTC and any such successor depository, the “Depository”); beneficial interests in Bonds issued in global form may not be exchanged in whole or in part for individual certificated Bonds in definitive form, and no transfer of a global Bond in whole or in part may be registered in the name of any Person other than the Depository or its nominee except that (i) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the global Bonds or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository for such global Bonds has not been appointed by the Company within 90 days of such notice or cessation, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds, will authenticate and deliver Bonds in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Bonds representing such Bonds in exchange for such global Bond, such definitive Bonds to be registered in the names provided by the Depository; each global Bond (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Bonds to be represented by such global Bond, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository, its nominee, any custodian for the Depository or otherwise pursuant to the Depository’s instruction and (iv) shall bear a legend restricting the transfer of such global Bond to any person other than the Depository or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on

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account of, beneficial ownership interests in a global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; the Bonds in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto;

s)	inapplicable;

t)	reference is made to clause (r) above; no service charge shall be made for the registration of transfer or exchange of the Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

u)	inapplicable;

v)	inapplicable; and

w)	except as otherwise determined by the proper officers of the Company and communicated to the Trustee in a Company Order or as established in one or more Officer’s Certificates supplemental to this Officer’s Certificate, the Bonds shall be substantially in the form of the Bond attached hereto, which form is hereby authorized and approved, and shall have such further terms as are set forth in such form.

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IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 11th day of May, 2017 in New York, New York.

/s/ Tadd J. Henninger
Name:	Tadd J. Henninger
Title:	Assistant Treasurer

[Signature Page to Officer’s Certificate pursuant to Sections 201 and 301 of the Indenture]

Exhibit A

[FORM OF BOND]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to PPL Electric Utilities Corporation or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No.	CUSIP No.

PPL ELECTRIC UTILITIES CORPORATION

FIRST MORTGAGE BOND, 3.950% SERIES DUE 2047

PPL ELECTRIC UTILITIES CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein referred to as the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to                      or to its registered assigns, the principal sum of              Dollars ($            ) on June 1, 2047 (the “Stated Maturity Date”), and to pay interest on said principal sum semi-annually in arrears on June 1 and December 1 of each year commencing December 1, 2017 (each an “Interest Payment Date”) at the rate of 3.950% per annum until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from and including May 11, 2017 to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Securities with respect to the day on which the Securities mature.

In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the May 15 or November 15, whether or not a Business Day, (each such date a “Regular Record Date”) immediately preceding such Interest Payment Date, except that interest payable at Maturity will be payable to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to herein. Interest on this

Security will be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

Payment of the principal of and premium, if any, and interest at Maturity on this Security shall be made upon presentation of this Security at the corporate trust office of The Bank of New York Mellon in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and payment of interest, if any, on this Security (other than interest payable at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, provided that if such Person is a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under an Indenture dated as of August 1, 2001 (herein, together with any amendments or supplements thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including Supplemental Indenture No. 19 thereto, for a statement of the property mortgaged, pledged and held in trust, the nature and extent of the security, the conditions upon which the Lien of the Indenture may be released and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

This Security is subject to redemption at the option of the Company, in whole at any time or in part from time to time. If this Security is redeemed by the Company before the Par Call Date, this Security will be redeemed by the Company at a redemption price equal to the greater of:

(a)	100% of the principal amount of this Security to be so redeemed; and

(b)	as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the principal amount of this Security to be so redeemed that would be due if the Stated Maturity Date of this Security were the Par Call Date (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, plus, in either of the above cases, accrued and unpaid interest to the date of redemption.

If this Security is redeemed by the Company on or after the Par Call Date, this Security will be redeemed by the Company at a redemption price equal to 100% of the principal amount of this Security to be so redeemed, plus accrued and unpaid interest to the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of this Security to be redeemed (assuming for this purpose that the Stated Maturity Date of this Security were the Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

“Comparable Treasury Price” means, with respect to any redemption date:

a)	the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

b)	if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Par Call Date” means December 1, 2046.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means:

(a)	each of Citigroup Global Markets Inc., Mizuho Securities USA LLC and RBC Capital Markets, LLC (or their respective affiliates that are Primary Treasury Dealers), or their respective successors, unless any of them is not or ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and

(b)	any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount), as provided to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Promptly after the calculation thereof, the Company shall give the Trustee written notice of the redemption price for any redemption occurring prior to the Par Call Date. The Trustee shall have no responsibility for any such calculation.

Notice of redemption shall be given by mail to Holders of Securities of this series, not less than 10 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security. Notwithstanding Section 504 of the Indenture, any such notice of redemption with respect to a redemption occurring prior to the Par Call Date need not set forth the redemption price but only the manner of calculation thereof.

In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

The Indenture contains provisions for release of the Lien thereof upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of all series affected at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default; (b) the Holders of 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request; and (d) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons, and in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of the any other jurisdiction shall mandatorily govern.

As used herein, “Business Day,” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in The City of New York, New York, or other city in which a paying agent for such Security is located, are generally authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PPL ELECTRIC UTILITIES CORPORATION

By:

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:             ,

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory